Exhibit 99.2
CONVEDIA CORPORATION
INTERIM CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2006
(Stated in U.S. dollars)
(Unaudited)

Assets

Current
Cash and cash equivalents	$4,207,471
Accounts receivable and other	4,461,983
Investment tax credits receivable	321,661
Inventories and advances	1,313,556
Prepaid expenses and deposits	359,154

Total current assets	10,663,825
Plant and equipment	970,971

Total assets	$11,634,796

Liabilities

Current
Accounts payable and accrued liabilities	$3,642,715
Deferred revenue	701,269
Obligations under term loan, current portion	156,013

Total current liabilities	4,499,997
Due to Technology Partnerships Canada	703,712
Obligations under term loan, long-term portion	180,568

Total liabilities	5,384,277

Shareholders’ Equity

Preference shares	29,704,010
Common shares	32,882,912
Additional paid in capital	843,306
Deficit	(57,179,709)

Total shareholders’ equity	6,250,519

Total liabilities and shareholders’ equity	$11,634,796

CONVEDIA CORPORATION
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF LOSS
Three month periods ended June 30, 2006 and 2005
(Stated in U.S. dollars)
(Unaudited)

	2006	2005
Revenue	$5,262,101	$2,432,791

Expenses
Cost of sales	1,548,257	770,814
Research and development	2,282,339	1,575,246
Selling	1,324,683	1,183,635
General and administrative	635,859	418,128

Total expenses	5,791,138	3,947,823

Loss from operations	(529,037)	(1,515,032)

Other
Foreign exchange gain (loss)	28,131	(122,098)
Interest income	56,084	37,762
Interest expense	(6,935)	—

Total other	77,280	(84,336)

Loss before income taxes	(451,757)	(1,599,368)
Tax recovery from investment tax credits	—	(143,312)

Net loss	$(451,757)	$(1,456,056)

CONVEDIA CORPORATION
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Three month periods ended June 30, 2006 and 2005
(Stated in U.S. dollars)
(Unaudited)

	2006	2005
Operating activities:
Net loss	$(451,757)	$(1,456,056)
Items not affecting cash
Amortization and depreciation	96,487	92,394
Changes in operating assets and liabilities:
Accounts receivable and other	(970,085)	42,165
Investment tax credits receivable	907,039	(128,164)
Inventories and advances	(476,160)	151,201
Prepaid expenses and deposits	36,537	(55,016)
Accounts payable and accrued liabilities	751,720	(730,667)
Deferred revenue	53,780	412

Cash used in operations	(52,439)	(2,083,731)

Investing activity:
Purchase of plant and equipment	(66,869)	(172,112)

Cash used in investing	(66,869)	(172,112)

Financing activities:
Proceeds on exercise of options	—	8
Due to Technology Partnerships Canada	(50,535)	(70,905)
Obligations under term loan	8,981	—

Cash provided by financing	(41,554)	(70,897)

Decrease in cash and cash equivalents	(160,862)	(2,326,740)
Cash and cash equivalents, beginning of period	4,368,333	7,893,033

Cash and cash equivalents, end of period	$4,207,471	$5,566,293

RADISYS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited, stated in U.S. Dollars)
1.	UNAUDITED INTERIM FINANCIAL INFORMATION

The unaudited interim condensed consolidated balance sheet as of June 30, 2006 and the unaudited statements of loss and statements of cash flows for the three months ended June 30, 2006 and June 30, 2005 have been prepared by Convedia Corporation (“Convedia”) pursuant to the rules and regulations of the Securities Exchange Commission (the “SEC”) for interim financial reporting. These consolidated statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the consolidated balance sheet, consolidated statements of loss and consolidated statements of cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America. Operating results for the three month period ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending March 31, 2007. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted in accordance with the SEC’s rules and regulations for interim reporting.

2.	SHARE-BASED COMPENSATION

Prior to April 1, 2006, Convedia accounted for share-based compensation pursuant to the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and accordingly no compensation expense was recorded for stock options or other share-based awards to employees and non-employee directors that were granted with an exercise price equal to or above the market value per share of the Convedia stock on the grant date. On April 1, 2006, the Convedia adopted SFAS No. 123R, Share-based Payments, using the modified prospective method. This statement requires that stock-based payments be recognized as an expense in the statement of loss based on their fair values on the date of grant, with compensation expense recognized over the period in which the grantee is required to provide service in exchange for the award. Additionally, for any invested awards outstanding at the adoption date, Convedia recognizes compensation expense over the remaining service period using the compensation cost calculated for pro forma disclosure purposes under SFAS No. 123. Prior periods are not revised for comparative purposes. No share-based awards were granted during the quarter ended June 30, 2006.

For the three months ended June 30, 2006, share-based compensation expense is considered immaterial.

3.	ACCOUNTS RECEIVABLE AND OTHER

Accounts receivable and other are net of allowance for doubtful accounts of $Nil.

4.	SHARE CAPITAL
(a)	Stock option plan

On November 1, 2001 the Corporation’s Shareholders approved the Stock Option Plan effective as of September 17, 2001. Under the Stock Option Plan, the Board is empowered to grant options to purchase Class A Common Shares to directors, officers, current full-time or part-time employees and consultants of the Corporation or its subsidiary. The Board of Directors has reserved an aggregate of 24,400,000 Class A Common Shares for issuance upon the exercise of options granted under the Stock Option Plan. 4,159,279 options have been exercised, leaving a balance of 20,240,721 shares reserved for issuance upon exercise of options. Options are to be granted with an exercise price determined by the Board of Directors based on the fair market value of the Class A Common Shares on the day prior to the date that such option is granted. In the case of incentive stock options (as defined in the Stock Option Plan) for U.S. resident optionees, the exercise price of an option will be determined by the Board of Directors based on either: (i) the fair market value of the Class A Common Shares on the date that such option is granted, or (ii) 110% of the fair market value of the Class A Common Shares on the date that such option is granted.

RADISYS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited, stated in U.S. Dollars)
The Stock Option Plan provides that, unless otherwise determined by the Board of Directors or the Compensation Committee (with the approval of all of the directors nominated by the holders of Series 1 Shares), the options vest one-quarter on the first anniversary and the remaining options vest monthly over the next 36 months. The options remain exercisable until the fifth anniversary of the date of grant, unless otherwise specified by the Board of Directors or the Compensation Committee with the approval of the Board of Directors.

(b)	Stock option plan activity

Activity in the stock option plans for the year ended June 30, 2006 is summarized below:

			Weighted
			average
		Exercise	exercise
	Options	prices	price
Options outstanding, March 31, 2006	17,897,997	$0.02-0.10 and Cdn$.0.70	$0.02
Granted	—	—	$0.03
Exercised	—	—	$0.02
Expired	—	—	$0.15

Options outstanding, June 30, 2006	17,897,997	$0.02-0.10 and Cdn$.0.70	$0.02

Information regarding stock options outstanding and exercisable at June 30, 2006 is summarized below:

		Options outstanding				Options exercisable
		Number	Weighted	Weighted		Number	Weighted
		outstanding	average	average		exercisable	average
Exercise		at June 30,	contractual	exercise		at June 30,	exercise
price		2006	life	price		2006	price
	$0.02	17,367,997	3.4 years		$0.02	7,726,385		$0.02
	$0.05	375,000	4.5 years		$0.05	—		$0.05
	$0.10	152,000	4.9 years		$0.10	—		$0.10
Cdn$	0.70	3,000	1.2 years	Cdn$	0.70	2,750	Cdn$	0.70

5.	RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. The interpretation prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The interpretation is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of this interpretation is encouraged if the enterprise has not yet issued financial statements, including interim statements, in the period this interpretation is adopted. Convedia does not expect the interpretation to have a material impact on its results.